SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                              (Amendment No. __)

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     14a-6(e)(2))

|_|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to Section 240.14a-12

                AllianceBernstein Select Investor Series, Inc.
              ---------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

              ---------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement,
                         if other than the Registrant)

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|X|  No fee required

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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               computed pursuant to Exchange Act Rule 0-11 (set forth the
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|_|  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                AllianceBernstein Select Investor Series, Inc.
                          Small Cap Growth Portfolio

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                         1345 Avenue of the Americas,
                           New York, New York 10105
                           Toll Free (800) 221-5672

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                                                             [_________], 2003

     To the Stockholders of the Small Cap Growth Portfolio (the "Portfolio") of AllianceBernstein Select Investor Series, Inc. (the "Company"):

     The accompanying Notice of Special Meeting of Stockholders (the "Meeting") and Proxy Statement present a proposal that the Portfolio be liquidated and terminated (the "Proposal"), as set forth in the Plan of Liquidation and Termination adopted by the Board of Directors. The Proposal is discussed more fully in the accompanying Proxy Statement.

     The Portfolio currently has under $3 million in assets and has been in modest net redemptions since the end of 2001. Alliance Capital Management L.P., the investment adviser to the Portfolio (the "Adviser"), has concluded that it is not possible for the Portfolio to attain significant asset growth under current and foreseeable market conditions. From an investment perspective, the Portfolio's small size and the need to meet continuing net redemptions limit the portfolio manager's ability to add value through stock selection and asset allocation. Under these circumstances, the Company's Board of Directors, after considering the recommendation of the Adviser, concluded that liquidation of the Portfolio was appropriate. The Board of Directors recommends that stockholders approve the Proposal.

     We welcome your attendance at the Meeting. If you are unable to attend, we encourage you to vote your proxy promptly. Alamo Direct ("Alamo"), a professional proxy solicitation firm, has been selected to assist stockholders in the voting process. As the date of the Meeting approaches, if we have not received your proxy, you may receive a telephone call from Alamo reminding you to exercise your right to vote. If you have questions regarding the Meeting agenda or how to vote, please contact Alamo toll-free at 1-866-204-6488.

     The Company's Board of Directors recommends that you approve the liquidation and termination of the Portfolio by voting your proxy.

                                          Sincerely,


                                          John D. Carifa
                                          Chairman and President

[AllianceBernstein Investment Research and Management Logo]

                AllianceBernstein Select Investor Series, Inc.
                          Small Cap Growth Portfolio

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1345 Avenue of the Americas, New York, New York 10105
Toll Free (800) 221-5672
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                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                 July 17, 2003

To the Stockholders of the Small Cap Growth Portfolio of AllianceBernstein Select Investor Series Inc.:

     Notice is hereby given that a Special Meeting of Stockholders (the "Meeting") of the Small Cap Growth Portfolio (the "Portfolio"), a series of AllianceBernstein Select Investor Series Inc, Inc. (the "Company") will be held at the offices of the Company, 1345 Avenue of the Americas, 3rd Floor, New York, New York 10105, on Thursday, July 17, 2003 at 11:00 a.m., Eastern Standard Time, for the following purposes, all of which are more fully described in the accompanying Proxy Statement dated [_________], 2003:

     1. To approve the liquidation and termination of the Portfolio, in accordance with the Plan of Liquidation and Termination approved by the Board of Directors of the Company, which provides for the sale of all of the assets of the Portfolio, the distribution to the stockholders in cash of the net proceeds from the sale of assets in complete liquidation of their interests in the Portfolio, and the subsequent termination of the Portfolio under Maryland law (the "Proposal"); and

     2. To transact such other business as may properly come before the Meeting.

     The Board of Directors has fixed the close of business on May 9, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof. The enclosed proxy is being solicited on behalf of the Board of Directors.

                                       By Order of the Board of Directors,

                                       Edmund P. Bergan, Jr.
                                       Secretary
New York, New York
[                 ], 2003

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                            YOUR VOTE IS IMPORTANT

     Please indicate your voting instructions on the enclosed Proxy Card, sign and date it, and return it in the envelope provided, which needs no postage if mailed in the United States. You may also be able to vote by telephone or via the Internet as described in the accompanying Proxy Statement. Your vote is very important no matter how many shares you own. In order to save any additional costs of further proxy solicitation and to allow the Meeting to be held as scheduled, please vote your proxy promptly.
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(R)  This registered service mark used under license from the owner,
     AllianceBernstein Investment Research and Management, Inc.

                                PROXY STATEMENT

                AllianceBernstein Select Investor Series, Inc.
                          Small Cap Growth Portfolio

                          1345 Avenue of the Americas
                           New York, New York 10105

                               -----------------

                        SPECIAL MEETING OF STOCKHOLDERS

                                 July 17, 2003

                              -------------------

                                 INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of AllianceBernstein Select Investor Series Inc., a Maryland corporation (the "Company"), for the Small Cap Growth Portfolio, a series of the Company (the "Portfolio") to be voted at a Special Meeting of Stockholders of the Portfolio (the "Meeting"), to be held at the offices of the Company, 1345 Avenue of the Americas, 3rd Floor, New York, New York 10105, on Thursday, July 17, 2003 at 11:00 a.m., Eastern Standard Time. The solicitation will be by mail and the cost will be borne by the Portfolio. The Notice of Meeting, this Proxy Statement and the accompanying Proxy Card are being mailed to stockholders on or about
May 28, 2003.

     The Board of Directors has fixed the close of business on May 9, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and at any postponement or adjournment thereof. The outstanding voting shares of the Portfolio as of that date consisted of a total of 465,386 shares of common stock, each share being entitled to one vote, consisting of 137,400 Class A shares, 230,625 Class B shares and 97,361 Class C shares. All properly executed and timely received proxies will be voted in accordance with the instructions marked thereon or otherwise provided therein. Accordingly, unless instructions to the contrary are marked, proxies will be voted for the liquidation and termination of the Portfolio. A stockholder of record may revoke his or her proxy at any time prior to exercise thereof by giving written notice to the Secretary of the Company at 1345 Avenue of the Americas, New York, New York 10105, by signing another proxy of a later date or by personally voting at the Meeting.

     Properly executed proxies may be returned with instructions to abstain from voting or withhold authority to vote (an "abstention") or represent a broker "non-vote" (which is a proxy from a broker or nominee indicating that the broker or nominee has not received instructions from the beneficial owner or other person entitled to vote shares on a matter with respect to which the broker or nominee does not have the discretionary power to vote). The shares represented by abstentions or broker non-votes will be considered present for purposes of determining the existence of a quorum for the transaction of business. With respect to the Proposal, the adoption of which requires the affirmative vote of a majority of the Portfolio's outstanding shares, an abstention or broker non-vote will have the effect of a negative vote on the Proposal. If any matter other than the Proposal properly comes before the Meeting, the shares represented by proxies will be voted on all such proposals in the discretion of the person or persons holding the proxies.

     A quorum for the Meeting will consist of the presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast at the Meeting. Whether or not a quorum is represented at the Meeting, in the event that sufficient votes in favor of the position recommended by the Board of Directors on the Proposal are not timely received, the persons named as proxies may, but are under no obligation to, with no other notice than announcement at the Meeting, propose and vote for one or more adjournments of the Meeting, in order to permit further solicitation of proxies. Shares represented by proxies indicating a vote against the Proposal will be voted against adjournment.

     The Portfolio will bear the cost of this Proxy Statement. The Company has engaged Alamo Direct, 280 Oser Avenue, Hauppauge, NY 11788-3610 ("Alamo"), a professional proxy solicitation firm, to assist the Portfolio in soliciting proxies for the Meeting. Alamo may contact those stockholders whose Proxy Cards have not been received as the date of the Meeting approaches to remind such stockholders to exercise their right to vote. Stockholders with questions are invited to contact Alamo by telephoning toll-free, 1-866-204-6488, on any business day between the hours of 10:00 a.m. and 8:00 p.m. Eastern Standard Time. Alamo will not receive a fee for its solicitation services, but it will be reimbursed for out-of-pocket expenses.

                                 THE PROPOSAL

         APPROVAL OF THE LIQUIDATION AND TERMINATION OF THE PORTFOLIO

     At a meeting held on April 17, 2003, the Board of Directors of the Company (the "Board") considered and approved the recommendation of Alliance Capital Management L.P., the investment adviser to the Portfolio (the "Adviser"), that the Portfolio be liquidated and terminated under state law (the "Termination") and approved the Plan of Liquidation and Termination (the "Plan"). A copy of the Plan is included as Exhibit A to this Proxy Statement. In accordance with Maryland Law, the Board adopted a resolution declaring the Termination advisable and directed that the proposed Termination be submitted to the stockholders of the Portfolio for their approval. A vote in favor of the Proposal is a vote in favor of the Plan and the Termination.

     Background

     The Company is a diversified open-end management investment company organized as a Maryland corporation on May 21, 1998. The Portfolio is a separate series of the Company and commenced operations on January 25, 2001. The Portfolio's investment objective is to seek long-term growth of capital. The Portfolio is described in its Prospectus dated March 31, 2003 and its Statement of Additional Information, dated March 1, 2003, as amended March 31, 2003.

     Based upon the information presented to the Board and after considering the Adviser's recommendation as discussed below, the Board has determined that the Termination of the Portfolio would be in the best interests of the Portfolio. The Board has therefore declared the Termination of the Portfolio to be advisable, adopted the Plan and determined that the Termination be submitted to the stockholders of the Portfolio for their consideration.

     Considerations of the Board and its Recommendation

     The Portfolio was launched in January 2001 as the fourth portfolio in the Company. The four portfolios in the Company are each structured as aggressive investment products, with the ability to employ the specialized investment techniques of short selling, options, futures and leverage speculatively with a view toward enhancing returns. At the April 17, 2003 meeting, the Board was advised by the Adviser that the first three portfolios of the Company, which were launched between 1998 and 2000, conducted highly successful initial offerings, raising from almost $100 million to $1 billion in assets. However, the initial offering of the Portfolio in January 2001 raised only approximately $3 million.

     Since the Portfolio's initial offering, the Board was advised, the Portfolio's assets have not grown at all. In fact, the Board was advised that the Portfolio has been in modest net redemptions since the end of 2001. As of April 30, 2003, the Portfolio's net assets stood at $2.9 million. While the lack of asset growth has not been surprising given the investment climate and current investor sentiment, a number of factors have led the Adviser, along with the Portfolio's principal underwriter, AllianceBernstein Investment Research and Management, Inc. ("ABIRM"), to come to the conclusion that significant asset growth for the Portfolio is exceedingly unlikely even after the return of more positive equity market conditions, and therefore to recommend the Termination to the Board.

     The Adviser and ABIRM explained to the Board that their conclusion is based on a number of factors. First, the depth and length of the current bear market has, in their view, dissipated investor appetite for aggressive equity funds. The Adviser and ABIRM believe that increased risk aversion is likely to be one of the lasting legacies of the current bear market. While there may be a place for aggressive products once positive market conditions return, the Adviser and ABIRM believe that for most investors such products will play a much smaller role in their investment portfolios than was the case prior to the downturn. As a result, the marketing opportunity for aggressive funds, such as the Portfolio, is much smaller now than three years ago.

     Second, to the extent such aggressive products can play a role within an investor's portfolio, the Adviser and ABIRM do not believe that a leveraged small cap product, such as the Portfolio, will be able to garner significant interest. While small cap products as an asset class may continue to play a role in asset allocation decisions, a leveraged small cap fund, in the view of the Adviser and ABIRM, adds a level of risk exposure to an already volatile asset class that makes it unlikely, in the aftermath of the current bear market, that the Portfolio would be considered for most allocation decisions. As a result, the Board was advised that in the Adviser and ABIRM's view the marketing opportunity for a leveraged small cap fund, such as the Portfolio, was very small.

     Finally, as the pool of available investment dollars for aggressive funds shrinks, those dollars will naturally flow most strongly to those funds with longer investment histories and some track record of positive performance. For a fund such as the Portfolio, launched during the bear market and therefore with less than a three-year track record and significant absolute negative returns since its inception, the Adviser and ABIRM believed that it will be very difficult to receive any attention from the investment community.

     The Adviser and ABIRM informed the Board that, from an investment perspective, the Portfolio's small size and the need to meet continuing net redemptions limit the portfolio manager's ability to add value through stock selection and asset allocation. For these reasons, the Adviser and ABIRM expressed their view that the interests of the Portfolio's stockholders would be better served by deploying their assets into investment vehicles other than the Portfolio.

     In making their recommendation to the Board, the Adviser and ABIRM noted that the Portfolio currently operates under the Adviser's agreement (through October 31, 2003) to waive its fee and reimburse other expenses to the extent necessary to limit Portfolio operating expenses to 3.25% for the Portfolio's Class A Shares and 3.95% for the Portfolio's Class B and Class C Shares. Absent this agreement, the Portfolio's expenses as of October 31, 2002, would have been 13.40%, 13.87% and 14.02% for the Portfolio's Class A, B, and C shares, respectively. Since the principal purpose of this fee waiver is to allow the Portfolio to grow to the point at which it can support its own operations unaided, and since the Adviser has concluded that the Portfolio will not reach that point of independence in the foreseeable future, the Adviser informed the Board that it was reluctant to continue this subsidy beyond the expiration of the fee waiver agreement on October 31, 2003.

     In making their recommendation to the Board, the Adviser and ABIRM considered and discussed with the Board alternatives to the Termination, including the possibility of the Portfolio's consolidation with another open-end small capitalization fund. Given the rationale for their recommendations as to the Termination of the Portfolio, the Adviser and ABIRM stated that they would only consider recommending such an acquisition by a fund with a strong distribution network, a long term history, meaningful asset size, and positive long term performance. However, the Portfolio's very small asset size and its since-inception performance make a merger with another such fund, whether or not managed by the Adviser, unrealistic. The Board also considered the costs that might be associated with any such acquisition. The Adviser and ABIRM stated that they believed that these costs were not justified and therefore believed it would be inappropriate to recommend consolidating the Portfolio with any other small capitalization fund.

     The Board also considered, among other things: (i) the form of the Plan and the terms and conditions of the Termination; (ii) the benefits to persons other than the Portfolio (i.e., Alliance); (iii) the expected federal income tax consequences of the Termination; (iv) information regarding realized and unrealized gains and losses of the Portfolio; (v) that the Adviser would not likely renew the fee waiver agreement with the Portfolio beyond its expiration on October 31, 2003, resulting in a possible significant increase in the Portfolio's expense ratio; (vi) that the costs to the Portfolio of a liquidation would be significantly lower than those associated with a consolidation with another fund; and (vii) the recommendation of ABIRM that the Portfolio waive the imposition of any otherwise applicable contingent deferred sales charge described in the Portfolio's Prospectus with respect to the redemption of the Portfolio's shares in connection with the Termination.

     During their consideration of the Termination, the independent directors of the Board (those directors who are not "interested persons" of the Company as defined under the Investment Company Act of 1940, as amended) consulted separately with their legal counsel. Based on the factors described above, the Board determined that the Termination would be in the best interests of the Portfolio and recommended that the stockholders approve the Termination in accordance with the Plan.

     Summary of Plan of Liquidation and Termination

     The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan which is attached hereto as Exhibit A.

     The Plan provides that proportionate interests of the stockholders in the assets of the Portfolio will be fixed on the basis of their respective shareholdings at the close of business on the day of approval of the Proposal by the stockholders of the Portfolio (the "Effective Date"). The Portfolio will cease its business as an investment company on the Effective Date, and as soon as practicable all portfolio securities of the Portfolio will then be converted to cash or cash equivalents and all reasonably ascertainable liabilities paid. Pursuant to the Plan, the Portfolio will thereafter mail to each stockholder of record on the Effective Date one or more liquidating distributions equal in the aggregate to the stockholder's proportionate interest in the net assets of the Portfolio attributable to the portfolio securities of the Portfolio that were liquidated prior to the date of distribution.

     The Plan provides that all of the expenses incurred in connection with the Termination, estimated to be approximately $30,000, will be borne by the Portfolio. Transaction costs associated with the Termination are expected to amount to approximately .13% of the value of the Portfolio's portfolio. The Plan also authorizes the Board, in its discretion, to do any and all acts necessary to carry out the purposes of the Plan or which may be required by the provisions of Maryland law, the Investment Company Act of 1940 or the Securities Act of 1933.

     In the event the stockholders of the Portfolio do not approve the Proposal, the Board will continue to search for some alternative for the Portfolio. If the Proposal is not approved, there can be no assurance that the Adviser will agree to continue the limitation on Portfolio operating expenses described above, and therefore the Portfolio's expense ratio may significantly increase.

     United States Federal Income Tax Considerations

     The following is a summary of the principal United States federal income tax consequences of the Plan. The summary does not address all tax consequences that may apply to stockholders in light of their status or personal circumstances, nor does it address tax consequences to stockholders subject to special tax treatment, including corporations, trusts, estates, tax exempt persons (including qualified retirement plans and individual retirement accounts), non-resident aliens or dealers in securities. All stockholders should consult with their own tax advisers regarding the tax consequences, including the state, local or foreign tax consequences of the Plan in their particular situations.

     For federal income tax purposes, the payment of liquidating distributions will be a taxable event to the Portfolio's stockholders, and each stockholder will be treated as having sold Portfolio shares for an amount equal to the liquidating distribution(s) the stockholder receives. A stockholder will recognize a gain (or loss) to the extent that the amount of the liquidating distribution(s) is greater than (or less than) the stockholder's tax basis in Portfolio shares. The gain or loss will be a capital gain or loss if the shares are held by the stockholder as capital assets. A stockholder's capital gain or loss will be long-term capital gain or loss if the stockholder has held the shares for more than one year at the time of the distribution, and otherwise short-term capital gain or loss.

     The Portfolio may realize capital gains upon the sale of its portfolio securities. As of April 30, 2003, the Portfolio had unrealized capital gains totaling approximately 11.5% of its net asset value split between short-term and long-term. As of October 31, 2002, the Portfolio had capital loss carryforwards of $1,667,967. In order to avoid tax payable by the Portfolio on its realized capital gains, the Portfolio as a "regulated investment company" is required to distribute its realized gains to its stockholders annually. Since it is highly likely that the Portfolio's capital loss carryforwards will exceed any gains realized by the Portfolio with respect to the liquidation of its investment holdings, it is expected that the Portfolio will not be required to make any capital gains distributions to its stockholders.

     The Portfolio generally will be required to withhold tax at the rate of 30% from liquidating distributions paid to individuals and certain other non-corporate stockholders who have not previously certified to the Portfolio that their social security number or taxpayer identification number provided to the Portfolio is correct and that the stockholder is not subject to backup withholding.

     The Board of Directors of the Company recommends that the stockholders of the Portfolio vote "FOR" the Proposal.

                                 OTHER MATTERS

     No matter other than the Proposal is expected to be presented at the Meeting. If any other matter properly comes before the Meeting to be voted upon by the stockholders, the shares represented by proxies will be voted thereon in the discretion of the person or persons voting the proxies.

                                  HOW TO VOTE

     You may vote your shares by mail by signing and returning the enclosed proxy card, by telephone, or over the Internet.

     Voting by Mail or in Person. If you wish to participate at the Meeting, but do not wish to give a proxy by telephone or via the Internet, you can complete, sign and mail the enclosed proxy card or attend the Meeting in person.

     Internet and Telephone Voting. You may give your voting instructions via the Internet or by touch-tone telephone by following the instructions provided with your proxy card.

                     SECURITY OWNERSHIP BY CERTAIN OWNERS

     To the knowledge of the Portfolio, the following persons owned of record or beneficially 5% or more of the indicated classes of the outstanding shares of the Portfolio as of May 9, 2003:

Class A Shares                                   Shares            Percent
--------------                                   ------            -------

Bruce K. Aronow
1670 Moore's Hill Road                           11,776              8.57%
Laurel Hollow, NY 11791-9642

Pershing LLC
P.O. Box 2052
Jersey City, NJ 07303-2052                       10,593              7.71%

Christopher M. Toub
137 E. 66th Street # 8AB
New York, NY 10021-6150                          10,000              7.28%

MLPF&S for the Sole Benefit of its Customers
Attn: Fund Admin
4800 Deer Lake Drive E. Floor 2                   9,870              7.18%
Jacksonville, FL 32246-6484

Harold D. Herbert TTE
Dallenbach Sand Company Inc.
Pension Plan DTD 12/15/1963
P.O. Box 333
Dayton, NJ 08810-0333                             9,038              6.58%

Class B Shares                                   Shares            Percent
--------------                                   ------            -------

MLPF&S for the Sole Benefit of its Customers
Attn: Fund Admin                                 89,488             38.80%
4800 Deer Lake Drive E. Floor 2
Jacksonville, FL 32246-6484

Class C Shares                                   Shares            Percent
--------------                                   ------            -------

MLPF&S for the Sole Benefit of its Customers
Attn: Fund Admin                                 19,296             19.82%
4800 Deer Lake Drive E. Floor 2
Jacksonville, FL 32246-6484

McDonald Investments Inc. FBO
85545346
800 Superior Avenue E. Suite 2100
Cleveland, OH 44114-2601                         14,154             14.54%

Robert W. Baird & Co. Inc.
A/C 1362-2901
777 East Wisconsin Avenue
Milwaukee, WI 53202-5300                         10,000             10.27%

LPL Financial Services
A/C 4612-6530
9785 Towne Centre Drive
San Diego, CA 92121-1968                          7,145              7.34%

Frantz Co.
Attn: Steve Frantz
P.O. Box 344
Butler, WI 53007-0344                             6,250              6.42%

     As of May 9, 2003, the Directors and officers of the Portfolio as a group owned less than 1% of the outstanding shares of the Portfolio.

                            ADDITIONAL INFORMATION

     Investment Adviser and Principal Underwriter

     The Portfolio's investment adviser is Alliance Capital Management L.P. The Portfolio's principal underwriter is AllianceBernstein Investment Research and Management, Inc. The principal office of the adviser and principal underwriter is 1345 Avenue of the Americas, New York, New York 10105.

          SUBMISSION OF PROPOSALS FOR FUTURE MEETINGS OF STOCKHOLDERS

     Meetings of stockholders of the Portfolio are not held on an annual or other regular basis. A stockholder proposal intended to be presented at a future meeting, if any, of stockholders of the Portfolio must be received by the Portfolio within a reasonable time before the solicitation relating thereto in order to be included in the Company 's proxy statement and form of proxy card relating to that meeting. The submission by a stockholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included. Stockholder proposals are subject to certain regulations under federal securities laws.

                            REPORT TO STOCKHOLDERS

     The Portfolio will furnish, upon request and without charge, each person to whom this Proxy Statement is delivered with a copy of the Portfolio 's latest annual report to stockholders for the fiscal year ended October 31, 2002. To request a copy, please call Alliance Global Investor Services, Inc. toll-free at 1-800-227-4618 or contact Stephen Laffey at Alliance Capital Management L.P., 1345 Avenue of the Americas, New York, New York 10105.

                                    By Order of the Board of Directors,


                                    Edmund P. Bergan, Jr.
                                    Secretary

[_______________________], 2003
New York, New York

                                                                     EXHIBIT A

                         SMALL CAP GROWTH PORTFOLIO OF
                ALLIANCEBERNSTEIN SELECT INVESTOR SERIES, INC.
                      PLAN OF LIQUIDATION AND TERMINATION

This Plan of Liquidation and Termination (the "Plan") of the Small Cap Growth Portfolio (the "Portfolio"), a series of AllianceBernstein Select Investor Series, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Maryland and an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), is intended to accomplish the complete liquidation and termination of the Portfolio in conformity with the laws of the State of Maryland.

WHEREAS, on April 17, 2003, the Board of Directors of the Corporation (the "Board") unanimously determined that it is advisable to terminate the Portfolio; and

WHEREAS, the Board has considered and approved this Plan as the method of liquidating and terminating the Portfolio and has directed that the termination of the Portfolio be submitted to the stockholders of the Portfolio (the "Stockholders") for their consideration;

NOW, THEREFORE, the liquidation and termination of the Portfolio shall be carried out in the manner hereinafter set forth:

1. Effective Date of Plan. The Plan shall be and become effective only upon the approval of termination of the Portfolio by the holders of at least a majority of the outstanding voting shares of the Portfolio at a duly called meeting of the Stockholders at which a quorum is present. The day of such approval by the Stockholders is hereinafter called the "Effective Date."

2. Cessation of Business. After the Effective Date, the Corporation shall cease the business of the Portfolio as an investment company and shall not engage in any business activities with respect to the Portfolio except for the purposes of winding up its business and affairs, preserving the value of its assets, discharging or making reasonable provision for the payment of all of the Portfolio's liabilities as provided in Section 4 herein, and distributing its remaining assets to the Stockholders of the Portfolio in accordance with this Plan.

3. Fixing of Interests and Closing of Books. The proportionate interests of Stockholders in the assets of the Portfolio shall be fixed on the basis of their respective shareholdings at the close of business on the Effective Date. On the Effective Date, the books of the Portfolio shall be closed and no further shares of the Portfolio shall be issued, or, except pursuant to
Section 4 below, redeemed.

4. Liquidation of Assets and Payment of Debts. As soon as is reasonable and practicable after the Effective Date, all portfolio securities of the Portfolio shall be converted to cash or cash equivalents. As soon as practicable after the Effective Date, the Corporation shall pay, or make reasonable provision to pay in full solely from Portfolio assets all known or reasonably ascertainable liabilities of the Portfolio incurred or expected to be incurred prior to the date of the final Liquidating Distribution provided for in Section 5 below.

5. Liquidating Distributions. As soon as practicable after the Effective Date, the Corporation shall mail to each Stockholder of the Portfolio of record on the Effective Date: (a) one or more liquidating distributions equal in the aggregate to the Stockholder's proportionate interest in the net assets of the Portfolio attributable to the portfolio securities of the Portfolio that were converted to cash or cash equivalents prior to the date of distribution (individually each a "Liquidating Distribution"); and (b) appropriate information concerning the sources of each Liquidating Distribution. No deduction shall be made from any Liquidating Distributions of a contingent deferred sales charge. Upon the mailing of the final Liquidating Distribution, all outstanding shares of the Portfolio will be deemed redeemed and canceled.

6. Expenses of the Liquidation and Termination of the Portfolio. The Portfolio shall bear all of the expenses incurred in carrying out this Plan.

7. Termination. As promptly as practicable after the mailing of the final Liquidating Distribution pursuant to Section 5, in accordance with the laws of the State of Maryland and the Corporation's Charter, Articles of Amendment shall be filed with the State Department of Assessments and Taxation to effectuate further cancellation of the Portfolio's outstanding shares.

8. Assets Remaining After Termination. Once the Portfolio is terminated, if any additional assets remain available for distribution to the Stockholders, the Board may provide such notices to the Stockholders and make such distributions in the manner provided by the Maryland General Corporation Law.

9. Power of Directors. In addition to the power of the directors of the Corporation under Maryland law, the Board, and subject to the discretion of the Board, the officers of the Corporation, shall have authority to do or authorize any or all acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including, without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of Maryland law, the 1940 Act or the Securities Act of 1933, as amended. The Board shall have the authority to authorize such variations from, or amendments of, the provisions of the Plan (other than the terms governing Liquidating Distributions) as may be necessary or appropriate to effect the liquidation and termination of the Portfolio and the distribution of its net assets to Stockholders of the Portfolio in accordance with the purposes to be accomplished by the Plan.

TABLE OF CONTENTS                                                         Page

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INTRODUCTION.................................................................1
THE PROPOSAL.................................................................2
      Background.............................................................2
      Considerations of the Board and its Recommendation.....................2
      Summary of Plan of Liquidation and Termination.........................4
      United States Federal Income Tax Considerations........................5
OTHER MATTERS................................................................5
HOW TO VOTE..................................................................6
SECURITY OWNERSHIP BY CERTAIN OWNERS.........................................6
ADDITIONAL INFORMATION.......................................................7
SUBMISSION OF PROPOSALS FOR FUTURE MEETINGS OF STOCKHOLDERS..................7
REPORT TO STOCKHOLDERS.......................................................8
EXHIBIT A....................................................................9

AllianceBernstein Select Investor Series, Inc.
   Small Cap Growth Portfolio

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Alliance Capital Management L.P.

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NOTICE OF SPECIAL MEETING
OF STOCKHOLDERS AND
PROXY STATEMENT
[_________________], 2003

                                                                    APPENDIX A

PROXY           ALLIANCEBERNSTEIN SELECT INVESTOR SERIES, INC.           PROXY
                          SMALL CAP GROWTH PORTFOLIO
         PROXY IN CONNECTION WITH THE SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 17, 2003

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned stockholder of the Small Cap Growth Portfolio (the "Portfolio"), a series of AllianceBernstein Select Investor Series, Inc., a Maryland corporation (the "Company"), hereby appoints each of Reid Conway and Christina Santiago, or either of them, as proxies for the undersigned, each with full power of substitution, to attend the Special Meeting of Stockholders of the Portfolio (the "Special Meeting") to be held at 11:00 a.m., Eastern Time, on July 17, 2003 at the offices of the Company, 1345 Avenue of the Americas, 3rd Floor, New York, New York, 10105, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Meeting and accompanying Proxy Statement, revokes any proxy heretofore given with respect to the Meeting and hereby instructs said proxies to vote said shares as indicated with respect to the Proposal on the reverse side hereof.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" the approval of the liquidation and termination of the Portfolio in accordance with the Plan of Liquidation and Termination included in the Proxy Statement as Exhibit A and, in the discretion of the Proxy holder(s), on any other matter that may properly come before the Meeting or any adjournment or postponement thereof.

                              VOTE VIA THE INTERNET:
                              https://vote.proxy-direct.com
                              VOTE BY TELEPHONE: 1-866-241-6192
                              ------------------------------------------------
                              CONTROL NUMBER: 999 9999 9999 999
                              ------------------------------------------------

                              NOTE: Please sign this Proxy exactly as your name(s) appear(s) on the records of the Portfolio. Joint owners should each sign personally. Trustees and other representatives should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation or another entity, this signature should be that of an authorized officer who should state his or her full title.


                              ----------------------------------
                              Signature

                              -----------------------------------
                              Signature of joint owner, if any

                              _____________________, 2003
                              Date

                ALLIANCEBERNSTEIN SELECT INVESTOR SERIES, INC.
                          SMALL CAP GROWTH PORTFOLIO

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Example |X|

                                                     For    Against    Abstain

1.   Approval of the liquidation and termination     |_|    |_|        |_|
     of the Portfolio in accordance with the Plan of Liquidation and Termination included in the Proxy Statement as Exhibit A.

Your Board of Directors recommends a vote "FOR" this Proposal

2. In the discretion of the Proxy holder(s), to vote and otherwise represent the undersigned on any other matter that may properly come before the Meeting or any adjournment or postponement thereof.

        PLEASE VOTE, DATE AD SIGN ON THE REVERSE SIDE HEREOF AND RETURN
                      PROMPTLY IN THE ENCLOSED ENVELOPE

00250.0251 #404501